UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 5, 2014, American Eagle Energy Corporation (the “Company”, “we”, “our”, or “us”) held its Annual Meeting of Stockholders (the “Meeting”). A total of 30,448,714 shares of our common stock, $0.001 par value per share (the “Common Stock”) were issued and outstanding as of the record date of the Meeting, October 20, 2014, and a total of 26,152,314 shares of Common Stock were present in person or represented by proxy and entitled to vote at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in our Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on November 5, 2014:

Proposal 1 – Election of Directors. Our stockholders duly elected Richard Findley, Bradley M. Colby, John Anderson, Paul E. Rumler, James N. Whyte, and Bruce Poignant by a plurality of the voting power of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. The results of the voting were as follows:

	For	Against	Abstain	Broker Non-Votes
1) Richard Findley	11,378,113	2,222,730	1,977,926	10,573,545
2) Bradley M. Colby	11,354,699	2,246,144	1,977,926	10,573,545
3) John Anderson	11,048,304	2,552,539	1,977,926	10,573,545
4) Paul E. Rumler	7,201,406	6,399,437	1,977,926	10,573,545
5) James N. Whyte	13,460,032	140,811	1,977,926	10,573,545
6) Bruce Poignant	12,883,453	717,390	1,977,926	10,573,545

Proposal 2 – Ratification of Independent Registered Public Accounting Firm. Our stockholders ratified the selection of Hein & Associates LLP as our independent registered public accountants for the fiscal year ending December 31, 2014. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
25,933,400	179,204	39,710	0

Proposal 3 – Approval of the Company’s 2013 Equity Incentive Plan. Our stockholders approved our 2013 Equity Incentive Plan. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
11,429,670	4,113,113	35,986	10,573,545

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2014	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer